            AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 13th day of January, 1995, between SHONEY'S, INC., a Tennessee corporation, whose principal place of business is located at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "Company"), and TAYLOR H. HENRY, a resident of Davidson County, Tennessee, whose address is 5325 Cherry Blossom Trail, Nashville, Tennessee 37215 (the "Executive").

                      W I T N E S S E T H:

     WHEREAS, Company and Executive previously have entered into an Employment Agreement, dated as of January 1, 1993 (the "Employment Agreement"), pursuant to which Company has employed Executive as its Chairman and Chief Executive Officer in accordance with its terms; and

     WHEREAS, Executive has indicated his desire to retire from those positions during 1995; and

     WHEREAS, Company and Executive now wish to amend and restate the Employment Agreement and modify the terms thereof as set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Company and Executive hereby agree as follows:

     1.   TERM OF EMPLOYMENT.

          1.1. Employment. Company hereby employs Executive, and
Executive hereby accepts employment with Company, for the Employment Term (as hereinafter defined). Notwithstanding anything to the contrary in this Agreement and subject to the other provisions of this Agreement, Executive's employment is at the will of Company.

          1.2. Employment Term.    The "Employment Term" shall mean
the period commencing on the date of this Agreement and ending on December 31, 1996. The Employment Term shall not be extended or renewed.

     2.   DUTIES OF EXECUTIVE.

          2.1. General Duties.  Executive is hereby employed as
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Chairman of the Board of Directors and Chief Executive Officer of
Company until such time as Company's Board of Directors determines to replace Executive as Chairman of the Board and Chief Executive Officer by electing another person or persons to hold such positions. During any portion of the Employment Term in which Executive is not serving as Chairman and Chief Executive Officer of Company, Executive shall serve as a special consultant to the Chairman of the Board and Chief Executive Officer of Company with such duties and responsibilities as Company's Board of Directors may designate, subject always to the policies set forth by Company's Board of Directors in accordance with any and all governing rules and regulations of regulatory agencies. Executive shall resign from Company's Board of Directors as well as the boards of directors of any of Company's subsidiaries or affiliates at such time as Company's Board of Directors requests that he do so.

          2.2. Devotion of Time to Company's Business.

               2.2.1. Through December 31, 1995. Through December 31, 1995 (or such later date that Executive serves as Company's Chairman of the Board and Chief Executive Officer), Executive (whether acting as Company's Chairman of the Board and Chief Executive Officer or as a special consultant) will devote his entire productive time, ability, and attention during normal business hours to the business of Company. During this time, Executive shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Company's Board of Directors; provided, however, that the foregoing shall not preclude reasonable participation as a member in community, civic, or similar organizations, or the pursuit of personal investments that neither interfere nor conflict with his normal business activities for Company.

               2.2.2. After December 31, 1995. After December 31, 1995 (or such later date through which Executive is serving as Company's Chairman of the Board and Chief Executive Officer) and continuing through the remainder of the Employment Term: (a) Executive will be available to provide advice to Company and to work on such special assignments as are designated by either the Board of Directors or the Chairman of the Board of Company; and (b) Executive may accept employment with another company so long as such employment (i) does not interfere with Executive's obligations to provide advice and to work on special assignments; and (ii) does not violate the provisions of either Section 2.3 or Section 4.3 hereof.


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          2.3. Disclosure of Information. Executive recognizes and
acknowledges that, as a result of his employment by Company, he will become familiar with and acquire knowledge of confidential information and certain trade secrets that are valuable, special, and unique assets of Company. Executive agrees that any such confidential information and trade secrets are the property of Company. Therefore, Executive agrees that, for and during the entire Employment Term, any such confidential information and trade secrets shall be considered to be proprietary to Company and kept as the private records of Company and will not be divulged to any firm, individual, or institution except pursuant to and within the course and scope of Executive's employment hereunder. Further, upon termination of this Agreement for any reason whatsoever, Executive agrees that he will continue to treat as private and proprietary to Company any such confidential information and trade secrets and will not release any such confidential information and trade secrets to any person, firm, or institution, or use them to the detriment of Company. The parties agree that nothing in this Agreement shall be construed as prohibiting Company from pursuing any remedies available to it for any breach or threatened breach of this Section 2.3, including, without limitation, the recovery of damages from Executive or any person or entity acting in concert with Executive.

     3.   COMPENSATION OF EXECUTIVE.

          3.1. Salary. As compensation for his services hereunder, Executive shall receive a base salary (the "Base Salary") per annum of $500,000, which shall be payable in accordance with the general payroll practices of Company.

          3.2. Other Benefit Programs. During such time as Executive is serving as Company's Chairman and Chief Executive Officer, Executive shall be entitled to participate in all employee benefit, bonus, and similar programs, including, without limitation, programs of insurance, automobile plans, deferred compensation arrangements, and all other benefits made available by Company to senior management personnel. When Executive ceases to serve as Company's Chairman of the Board and Chief Executive Officer, Executive's participation in all such benefit plans also shall cease.

     4.   TERMINATION; SEVERANCE; NONCOMPETE.

          4.1  By Company.

               4.1.1 Termination Without Cause. Company's Board of Directors may terminate Executive's employment, with or without


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cause, at any time by giving written notice of such termination to
Executive, such termination of employment to be effective on a date specified in such notice; provided, however, that only in the event of such a termination without cause, Executive shall be entitled to receive the amount due Executive for salary during the balance of
the Employment Term.   Payments shall be made over the balance of
the Employment Term at the same time as current wages are normally payable. If, at the time of termination, Executive is then serving as Chairman of the Board and Chief Executive Officer of Company, Executive's participation in all other benefit programs shall cease as of the date of termination.

               4.1.2 Termination for Cause. If Executive is terminated for cause, Company shall have no further obligation whatsoever to Executive hereunder, and Executive's participation in all benefit programs shall cease as of the date of termination. For purposes of this Agreement, "cause" shall mean any one of the following:

     (i)  Executive's personal dishonesty;

    (ii)  Executive's willful misconduct;

   (iii) breach of fiduciary duty involving personal profit by Executive;

    (iv) conviction of Executive for any felony or crime involving moral turpitude;

     (v) material intentional breach by Executive of any provision of this Agreement (including, without limitation, Section
          2.3 and Section 4.3); or

    (vi) unsatisfactory performance by Executive of the duties designated for Executive by Company's Board of Directors as a result of alcohol or drug abuse by Executive.

          4.2 Termination by Executive. Executive may terminate his employment with Company at any time without further obligation whatsoever by either party hereunder (except for the obligations and covenants of Executive pursuant to Section 2.3 and Section 4.3, which shall survive termination as specified therein) by giving not less than sixty nor more than ninety days' notice of such termination to Company.

          4.3. Covenant Not to Compete. Executive acknowledges that Company's business is built upon the confidence of its customers, suppliers, employees, and the general public, and that


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Executive will acquire confidential knowledge that should not be divulged or used for his own benefit. Executive covenants and agrees that during the Employment Term and for a period of one year following the expiration of the Employment Term, he will not engage in, own, manage, operate, control, or participate in any food service business that conducts or franchises activities which are the same as or similar to any of the restaurant concepts and operations of Company as an employer, employee, principal, partner, director, agent, consultant, or otherwise, directly or indirectly, anywhere in the United States of America. Executive understands and acknowledges that his violation of this covenant not to compete would cause irreparable harm to Company and Company would be entitled to seek an injunction by any court of competent jurisdiction enjoining and restraining Executive and each and every other person concerned from any employment, service, or other act prohibited by this Agreement. Executive and Company recognize and acknowledge that the area and time limitations contained in this Agreement are reasonable. In addition, Executive and Company recognize and acknowledge that the area and time limitations are properly required for the protection of the business interests of Company due to Executive's status and reputation in the industry and the knowledge to be acquired by Executive through his association with Company's business and the public's close identification of Executive with Company and Company with Executive. The parties agree that nothing in this Agreement shall be construed as prohibiting Company from pursuing any other remedies available to it for any breach or threatened breach of this covenant not to compete, including, without limitation, the recovery of damages from Executive or any other person or entity acting in concert with Executive. Executive also agrees that, in the event he breaches this covenant not to compete, Executive will pay reasonable attorney's fees and expenses incurred by Company in enforcing this covenant not to compete. Executive acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, Executive will receive employment by Company in accordance with this Agreement as well as the Company's agreement to be bound by the terms of this Agreement. Company acknowledges that Executive's execution of this Agreement and agreement with the terms of this covenant not to compete is consideration for Company's agreement to employ Executive pursuant to this Agreement. If any part of this covenant not to compete is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by Executive. In addition to any other remedies that the parties may have at law or in equity, Executive and Company


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agree that, in the event of a breach by Executive of the provisions of either Section 2.3 or Section 4.3 hereof, damages to Company would be difficult to determine and, in the event of such breach by Executive, Company shall be released from its obligation to make any further payments to Executive under Section 3.1 hereof.

     5.   DEATH OR DISABILITY OF EXECUTIVE.

          5.1. Death of Executive. In the event Executive dies during the Employment Term, this Agreement and the Employment Term shall terminate upon Executive's death. Executive's estate shall be entitled only to any salary earned but not paid through the date of death.

          5.2. Disability of Executive. Company has disability insurance insuring its officers, and Executive, for so long as Executive is serving as Company's Chairman of the Board and Chief Executive Officer, shall be included under such disability insurance. In the event of the Disability (as hereinafter defined) of Executive, this Agreement and the Employment Term shall terminate. Upon a termination resulting from the Disability of Executive, Executive shall be entitled to receive the amount due Executive for salary during the balance of the Employment Term. Payments shall be made over the balance of the Employment Term at the same time as current wages are normally payable; provided, however, that Executive shall not be entitled to any payments under this Section 5.2 in the event this Agreement is terminated pursuant to Section 4.1.2 hereof regardless of whether the "cause" for which this Agreement is terminated pursuant to Section 4.1.2 also may constitute a Disability. For purposes of this Agreement, a "Disability" of Executive shall occur if (i) Executive suffers any mental or physical condition that impairs Executive's ability to perform the essential functions of his duties hereunder and (ii) Executive, within thirty (30) days after Executive receives written notice from Company requesting that Executive resume his duties hereunder, is unable or refuses to do so.

     6.   GENERAL PROVISIONS.

          6.1. Expenses. During such time as Executive is serving as Company's Chairman of the Board and Chief Executive Officer, Company shall reimburse Executive for all reasonable and necessary business expenses of Executive incurred in the conduct of his duties hereunder. Executive shall comply with all applicable policies of Company with respect to documentation and approval of such expenses.



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          6.2. Notices. Any notices to be given hereunder by either
party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (to the attention of the Secretary in the case of notices to Company), but each party may change such address by written notice in accordance with this Section 6.2. Notices delivered personally shall be deemed communicated as of actual receipt;
mailed notices shall be deemed communicated as of the second day following deposit in the United States Mail.

          6.3. Entire Agreement. This Agreement supersedes any and all other agreements (including, without limitation, the Employment Agreement, which is hereby wholly terminated and cancelled upon execution of this Agreement), either oral or in writing, between the parties hereto with respect to the employment of Executive by Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement shall be valid or binding unless in writing and signed by the party against whom enforcement of such agreement is sought. Any modification of this Agreement will be effective only if it is in writing signed by the party against whom enforcement of such modification is sought.

          6.4. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          6.5. Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

          6.6. Waiver of Jury Trial. Company and Executive hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, and agree that any such action or proceeding shall be tried before a court and not a jury. Executive and Company hereby agree that any action or proceeding to enforce any claim arising out of this Agreement shall be brought and maintained in any state or federal court having subject matter jurisdiction and located in Nashville, Tennessee. Executive irrevocably waives, to the fullest extent


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permitted by law, any objection that he may have or hereafter have to the laying of the venue of any such action or proceeding brought in any court located in Nashville, Tennessee, and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

          6.7. Miscellaneous. Failure or delay of either party to insist upon compliance with any provision hereof will not operate as and is not to be construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement will not operate and is not to be construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. Executive acknowledges and represents that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

     IN WITNESS WHEREOF, Executive has hereunto affixed his hand and Company has caused this Agreement to be executed by its duly authorized officer or representative as of the day and year first above written.

                                   SHONEY'S, INC.


                                   By: /s/ F.E. McDaniel, Jr.
                                      ---------------------------

                                   Title:  Secretary
                                         ------------------------


                                     /s/ Taylor H. Henry
                                   ------------------------------
                                        TAYLOR H. HENRY










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